CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

   We have issued our report dated March 9, 2001 accompanying the financial statements of Insured Municipals Income Trust and Investors' Quality Tax-Exempt Trust, Multi-Series 311 as of December 31, 2000, and for the period then ended, contained in this Post-Effective Amendment No. 2 to Form S-6.

   We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                                       GRANT THORNTON LLP



Chicago, Illinois
April 24, 2001